UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2002

SUNRISE ASSISTED LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20765	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

     On January 14, 2002, Sunrise Assisted Living, Inc. (“Sunrise”) issued a press release announcing that it will on February 12, 2002 redeem all of the remaining $108 million of its outstanding 5 1/2% convertible subordinated notes due 2002, unless earlier converted into shares of Sunrise common stock. The proceeds from a new $92 million secured term loan provided by Fleet National Bank, Credit Suisse First Boston and First Union National Bank, together with cash on hand, will be used to redeem the convertible notes. Sunrise also announced that its board of directors has approved the issuance of a new convertible subordinated note offering, subject to market conditions. A copy of the press release is attached as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1 Press Release, dated January 14, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE ASSISTED LIVING, INC.

Date: January 15, 2002	By: /s/ Larry E. Hulse Larry E. Hulse Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Exhibit Name

99.1	Press Release, dated January 14, 2002.